SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Increase Amendment to Delayed Draw Term Loan Credit Agreement

As previously disclosed, on April 9, 2021, Walgreens Boots Alliance, Inc. (the “Company”) entered into a delayed draw term loan credit agreement (the “Credit Agreement”) with the lenders from time to time party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent.

On April 23, 2021, the Company entered into an amendment (the “Increase Amendment”) relating to the Credit Agreement with the lenders party thereto and Wells Fargo, as administrative agent. The Increase Amendment provides for additional commitments in an aggregate principal amount of $1.05 billion. Such additional commitments shall become effective on April 23, 2021, subject to the Company satisfying certain customary conditions set forth in the Increase Amendment. The Increase Amendment makes no changes to significant terms of the Credit Agreement other than to increase the available commitments thereunder. The total commitments under the Credit Agreement after giving effect to the Increase Amendment are $3.8 billion.

The foregoing description of the Increase Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Increase Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lenders under the Credit Agreement (as amended by the Increase Amendment) and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 23, 2021, the Company issued a press release (the “Press Release”) announcing the early results and upsizing of the previously announced cash tender offer (the “Tender Offer”) to purchase certain outstanding notes of the Company and its wholly owned subsidiary, Walgreen Co. Pursuant to the Tender Offer, approximately $3.7 billion in combined aggregate principal amount of the Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on April 22, 2021, the early tender deadline for the Tender Offer. The terms of the Tender Offer are described in the Offer to Purchase, dated April 9, 2021, as amended by the Press Release.

A copy of the Company’s press release announcing the early results and upsizing of the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is for information purposes only and does not constitute an offer to purchase the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Increase Amendment dated April 23, 2021, to the Delayed Draw Term Loan Credit Agreement.

99.1	Press Release dated April 23, 2021, announcing the early results and upsizing of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: April 23, 2021	By:	/s/ Joseph B. Amsbary, Jr.
	Name:	Joseph B. Amsbary, Jr.
	Title:	Vice President, Corporate Secretary